EXHIBIT 5.2
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                               [GRAPHIC OMITTED]
                        [MACLEOD DIXON LLP LETTERHEAD]




June 9, 2006

EnCana Holdings Finance Corp.

Dear Sirs/Madams:

RE:      ENCANA HOLDINGS FINANCE CORP.

Reference is made to the short form base shelf prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333-133648) filed by EnCana Holdings Finance Corp. with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm name in the Prospectus under the headings "Description of Debt Securities - Enforceability of Judgments" and "Legal Matters".


                                                  Yours truly,

                                                  MACLEOD DIXON LLP

                                                  "MACLEOD DIXON LLP"